Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 117 to Registration Statement No. 002-90649 on Form N-1A of Fidelity Investment Trust, including Fidelity Series International Value Fund and Fidelity Series International Small Cap Fund, to the reference to us under the heading "Independent Registered Public Accounting Firms" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP
Boston, Massachusetts
October 21, 2009